UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2026

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Peachtree Road NW Suite 1100
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2026 (the “Closing Date”), Repay Holdings Corporation (the “Company” or “REPAY”), its wholly owned subsidiary, Hawk Parent Holdings LLC, a Delaware limited liability company (the “Borrower”) and certain subsidiaries of the Company party thereto, as guarantors, entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto, as lenders, and Truist Bank, as administrative agent.

The Credit Agreement provides for (i) a senior secured first lien term loan facility in an aggregate principal amount of $500.0 million (the “Term Loan Facility”) and (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $100.0 million (the “Revolving Credit Facility”), which includes a $15.0 million sublimit for letters of credit and a $15.0 million swingline subfacility. The Revolving Credit Facility is available in U.S. dollars and Canadian dollars, subject to a cap on Canadian dollar borrowings. The Credit Agreement permits the Borrower to increase the principal amount of the Term Loan Facility or the Revolving Credit Facility subject to certain restrictions and conditions.

Borrowings under the Credit Agreement bear interest, at the Borrower’s option, at either (i) a term SOFR-based rate plus an applicable margin or (ii) a base rate plus an applicable margin, in each case as set forth in the Credit Agreement. The applicable margin under the Term Loan Facility is 5.5% for term SOFR loans and 4.5% for base rate loans, and the applicable margin under the Revolving Credit Facility is initially 4.25% for term SOFR loans and 3.25% for base rate loans, with the Revolving Credit Facility margin subject to certain adjustments as set forth in the Credit Agreement.

The Term Loan Facility matures on the earlier of (a) the seventh anniversary of the Closing Date and (b) the date that is 91 days prior to the maturity date of the Company’s 2.875% Convertible Senior Notes due 2029 (subject to certain exceptions for adequate liquidity). The maturity date of the Term Loan Facility may be extended, subject to certain terms and conditions. The Term Loan Facility is subject to scheduled quarterly amortization, with the balance due at maturity.

The Revolving Credit Facility matures on the earlier of (a) the fifth anniversary of the Closing Date, (b) the date that is 182 days prior to the maturity date of the Company’s 2.875% Convertible Senior Notes due 2029 (subject to certain exceptions for adequate liquidity) and (c) the date that is 91 days prior to the maturity date of the Company’s 2.875% Convertible Senior Notes due 2029 (subject to certain exceptions for adequate liquidity). The Credit Agreement includes customary provisions regarding mandatory and voluntary prepayments and commitment reductions.

The obligations under the Credit Agreement are guaranteed on a senior secured basis by the Company and certain of its existing and future subsidiaries, subject to certain exceptions, and are secured by a security interest in substantially all of the assets of the Borrower and the guarantors, subject to customary exceptions and limitations.

The Credit Agreement contains certain covenants, including affirmative and operational covenants and restrictive covenants regarding, among other matters, the incurrence of debt, the incurrence of liens, investments, mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The Credit Agreement also contains a covenant requiring the Company to maintain a maximum total net leverage ratio of 6.10 to 1.00.

The Company used the proceeds of the Term Loan Facility, together with cash on hand, to finance the purchase price of its previously announced acquisition of KUBRA (defined below) as described in Item 2.01 of this Current Report on Form 8-K, to refinance in full all obligations under the Company’s existing credit agreement described in Item 1.02 of this Current Report on Form 8‑K, to repay or otherwise satisfy certain indebtedness of KUBRA and to pay related fees, costs and expenses. The Revolving Credit Facility will be available for working capital needs, permitted acquisitions and capital expenditures and for other general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

On June 1, 2026, in connection with the Company’s entry into the Credit Agreement (as described in Item 1.01 of this Current Report on Form 8‑K), the Company repaid in full all outstanding obligations under, and terminated all commitments pursuant to, that certain Second Amended and Restated Revolving Credit Agreement, dated as of July 10, 2024 (the “Existing Credit Agreement”), by and among the Company, the Borrower, the lenders from time to time party thereto, Truist Bank, as administrative agent, and the other parties thereto.

The repayment of the indebtedness outstanding under the Existing Credit Agreement was funded with a portion of the proceeds of the Term Loan Facility under the Credit Agreement and cash on hand. In connection with such repayment, all liens and security interests securing the obligations under the Existing Credit Agreement were released and all guarantees thereunder were discharged. The

Company paid all outstanding principal, accrued and unpaid interest and fees and other amounts due in respect of the Existing Credit Agreement in connection with such termination.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

On June 1, 2026, the Company completed the previously announced acquisition (the “Acquisition”) of KUBRA Holdings, Inc., a Delaware corporation (“Kubra US”), and KUBRA Data Transfer Ltd., an Ontario corporation (“Kubra Canada” and together with Kubra US, “KUBRA”), pursuant to the Stock Purchase Agreement, dated as of March 30, 2026 (as amended or supplemented from time to time, the “Purchase Agreement”), by and among the Company, Hearst KUBRA Holdings, Inc., a Delaware corporation (“Seller”), Kubra US and Kubra Canada.

Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of KUBRA. Following the Acquisition, KUBRA became an indirect wholly owned subsidiary of the Company.

Pursuant to the Purchase Agreement, the aggregate cash purchase price for the Acquisition was approximately $372 million, subject to customary post-closing adjustments. The closing cash consideration was funded with a combination of cash on hand and borrowings under the Credit Agreement described in Item 1.01 of this Current Report on Form 8‑K.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2026.

The financial statements of KUBRA and the pro forma financial information required by Item 9.01 of Form 8‑K will be filed by amendment to this Current Report on Form 8‑K no later than 71 calendar days after the date on which this Current Report on Form 8‑K is required to be filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the entry into the Credit Agreement and the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

In addition, the Company will be providing supplemental information regarding the Acquisition and KUBRA in a presentation that will be made available on the investor relations section of REPAY’s website. A copy of the presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The Company will file any financial statements required to be filed for KUBRA not later than 71 calendar days after the date on which this Current Report on Form 8‑K is required to be filed.

(c) Pro Forma Financial Information

The Company will file any pro forma financial information required to be filed for KUBRA not later than 71 calendar days after the date on which this Current Report on Form 8‑K is required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1#	Credit Agreement, dated June 1, 2026, by and among Repay Holdings Corporation, Hawk Parent Holdings LLC, Truist Bank, as Administrative Agent, and the other parties thereto.
99.1	Press release issued June 1, 2026 by Repay Holdings Corporation.
99.2	Investor Presentation, dated June 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the relevant agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Date:	June 1, 2026	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey General Counsel and Corporate Secretary